                              Exhibit 7 to Form T-1


                                Bank Call Notice

                             RESERVE DISTRICT NO. 2
                       CONSOLIDATED REPORT OF CONDITION OF

                            The Chase Manhattan Bank
                  of 270 Park Avenue, New York, New York 10017
                     and Foreign and Domestic Subsidiaries,
                     a member of the Federal Reserve System,

              at the close of business June 30, 2001, in accordance
          with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                                                 DOLLAR AMOUNTS
                  ASSETS                                                           IN MILLIONS
                  ------                                                         --------------
Cash and balances due from depository institutions:
    Noninterest-bearing balances and
    currency and coin ..........................................................   $  21,536
    Interest-bearing balances ..................................................      31,428
Securities:
Held to maturity securities.....................................................         481
Available for sale securities...................................................      60,903
Federal funds sold and securities purchased under
    agreements to resell .......................................................      42,824
Loans and lease financing receivables:
    Loans and leases held for sale..............................................       3,856
    Loans and leases, net of unearned income         $155,575
    Less: Allowance for loan and lease losses           2,276
    Loans and leases, net of unearned income and
    allowance...................................................................     153,299
Trading Assets..................................................................      66,636
Premises and fixed assets (including capitalized leases)........................       4,468
Other real estate owned.........................................................          45
Investments in unconsolidated subsidiaries and associated companies.............         353
Customers' liability to this bank on acceptances outstanding ...................         346
Intangible assets
        Goodwill................................................................       1,785
        Other Intangible assets.................................................       4,365
Other assets ...................................................................      19,923
                                                                                    --------
TOTAL ASSETS ...................................................................    $412,248
                                                                                    ========





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
                  LIABILITIES
                  -----------
Deposits
    In domestic offices ........................................................    $137,865
    Noninterest-bearing ............................$ 56,799
    Interest-bearing ...............................  81,066
    In foreign offices, Edge and Agreement
    subsidiaries and IBF's......................................................     113,924
        Noninterest-bearing.........................$  6,537
    Interest-bearing ............................... 107,387

Federal funds purchased and securities sold under agree-
ments to repurchase ............................................................      65,474
Trading liabilities ............................................................      39,611
Other borrowed money (includes mortgage indebtedness
    and obligations under capitalized leases)...................................      10,573
Bank's liability on acceptances executed and outstanding........................         346
Subordinated notes and debentures ..............................................       6,355
Other liabilities ..............................................................      14,772
TOTAL LIABILITIES ..............................................................     388,920
Minority Interest in consolidated subsidiaries..................................          89


                  EQUITY CAPITAL
                  --------------

Perpetual preferred stock and related surplus...................................           0
Common stock ...................................................................       1,211
Surplus  (exclude all surplus related to preferred stock).......................      12,715
    Retained earnings...........................................................       9,985
    Accumulated other comprehensive income......................................        (672)
Other equity capital components.................................................           0
TOTAL EQUITY CAPITAL ...........................................................      23,239
                                                                                    --------
TOTAL LIABILITIES, MINORITY INTEREST, AND EQUITY CAPITAL                            $412,248
                                                                                    ========

I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                               JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the in- structions issued by the appropriate Federal regulatory authority and is true and correct.


                             WILLIAM B. HARRISON JR.  )
                             DOUGLAS A. WARNER III    ) DIRECTORS
                             WILLIAM H. GRAY III      )



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